Americatowne and ATI Modular Announce Insider Trading Policy

Raleigh, NC, March 05, 2018 --(PR.com)-- AmericaTowne, Inc. and ATI Modular Technology Corp. announced today that their respective Board of Directors, which are under common control, have adopted an insider trading policy intended to promote compliance with federal, state and foreign securities laws prohibiting certain persons with material nonpublic information from trading in the companies' securities or providing material nonpublic information to other persons who might trade on the basis of that information. Chairman of the Board for AmericaTowne and ATI Modular, Alton Perkins, stated, “With the pending merger of AmericaTowne into ATI Modular Technology resulting in AmericaTowne Holdings, I felt it was necessary to adopt a policy protecting the integrity of the markets by curbing certain insider trading activities. The adoption of the policy is not in response to any known improper trading activity; rather, its adoption is in response to potential trading activity upon effectiveness of our registration statement on Form S-4.” Each company adopted similar policies, and each policy has been disclosed through each company's respective periodic disclosures on Form 8-K.

About AmericaTowne, Inc. and ATI Modular Technology Corp.

AmericaTowne is incorporated in the State of Delaware. AmericaTowne's objective is to provide upper and middle-income consumers in China with “Made In The USA” goods and services allowing customers to experience the United States' culture and lifestyle. In addition, AmericaTowne sees opportunities in developing countries, such as Africa, in implementing business solutions considered mainstream in America, but relatively new in these developing countries. AmericaTowne is deploying resources, research and expertise in evaluating these opportunities as part of its overall growth model. ATI Modular Technology Corp. is incorporated in the State of Nevada. ATI Modular is a related party to AmericaTowne by virtue of AmericaTowne's majority and controlling interest. The intent is for ATI Modular to provide AmericaTowne, and other unrelated parties, in developing countries, in introducing, implementing, educating and facilitating the benefits of modular construction. ATI Modular is a publicly reporting company, and is listed on the OTC Pink as “ATMO.”

As set forth in prior filings and releases, ATI Modular will be the surviving company following the merger with AmericaTowne changing its name to AmericaTowne Holdings. AmericaTowne and ATI Modular will continue to operate, but as assumed names of AmericaTowne Holdings. Both entities are publicly reporting, and their respective quarterly and annual reports, and periodic disclosures may be found at www.sec.gov/edgar and also at www.americatowne.com or www.atimodular.com. The merger set forth above has been disclosed in prior filings of the company and is still pending effectiveness. ATI Modular also has a company-related action pending with the Financial Industry Regulatory Authority.

Forward Looking Statement

This press release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events and similar expressions. Forward-looking statements may be identified by use of words such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," or "potential" or similar words or phrases which are predictions of or indicate

future events or trends. Statements such as those concerning potential acquisition activity, investment objectives, strategies, opportunities, other plans and objectives for future operations or economic performance are based on the Company's current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Any of these statements could prove to be inaccurate and actual events or investments and results of operations could differ materially from those expressed or implied. To the extent that the Company's assumptions differ from actual results, the Company's ability to meet such forward-looking statements may be significantly and negatively impacted. You are cautioned not to place undue reliance on any forward-looking statements and the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact: Alton Perkins, 919-436-1888, ap@americatowne.com; ap@atimodular.com

Source: AmericaTowne and ATI Modular Technology, Inc.

Contact Information:

AmericaTowne, Inc.
Leisanne Smeadala
248-881-7987
Contact via Email
www.americatowne.com
Alton Perkins
Chief Executive Officer
(888) 406-2713
ap@americatowne.com

Online Version of Press Release:

You can read the online version of this press release at: https://www.pr.com/press-release/746677